______________________________________________________

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

           CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934

                   Date of Report:  March 1, 1996


                      COMPAQ COMPUTER CORPORATION

        (Exact name of Registrant as specified in its charter)


Delaware                           1-9026                  76-0011617
(State or other                 (Commission             (I.R.S. Employer
jurisdiction of                 File Number)           Identification No.)
incorporation or organization)                         File Number)


                  20555 SH 249, Houston, Texas 77070
                     (Address, including zip code,
             of Registrant's principal executive offices)


 Registrant's telephone number, including area code:   (713) 370-0670

        ______________________________________________________

Item 5.  Other Events.

The Registrant's news release dated March 1, 1996, regarding its 1996 first quarter business outlook is attached.

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Compaq Computer Corporation


March 1, 1996                 /s/ Daryl J. White
                              --------------------------------------
                              Daryl J. White, Senior Vice President,
                              Finance, and Chief Financial Officer
                              (as authorized officer and as
                              principal financial officer)

Compaq Computer Corporation    P.O. Box 692000               News Release
Public Relations Department    Houston, Texas  77269-2000
Tel 713-514-0484               Fax 713-514-4583


COMPAQ



               Compaq Updates Business Outlook




     HOUSTON, March 1, 1996 -- Compaq Computer Corporation

(NYSE:CPQ) today said that it will step up promotional

programs and take selected price reductions to achieve first quarter sales objectives.  "While we expected seasonally

slower sales in January," said Eckhard Pfeiffer, president

and chief executive officer, "February sales have not met

anticipated growth levels.  Although we have no additional

evidence of a market slowdown, we do see a higher level of

competitive pressure, especially in North  America."

     "Compaq is taking immediate actions to increase the

sell-through of its products and achieve its sales plan for

the quarter," said Pfeiffer.  "We expect to show sales

growth of approximately 35 percent over the $2.96 billion

achieved in first quarter 1995.  The promotional activities

and pricing actions we are taking put pressure on first

quarter gross margins, which are likely to be below the 21.7 percent of fourth quarter 1995.  We are also taking

immediate actions to adjust our operating expenses to lower

levels.  We expect these actions to maintain earnings above

the $.80 per share recorded in the first quarter of 1995."


Compaq Updates Outlook                             2-2-2


Outlook

     "While market conditions will continue to be

competitive, we fully intend to expand our business and grow our marketshare profitably in 1996," said Pfeiffer.  "We are confident that next generation notebook PCs,  Pentium Pro-

based desktops and servers, and multimedia consumer PCs to

be introduced throughout the year will enhance our

competitive position and support our financial objectives.

Compaq expects sales, margins and profitability to improve

in the remaining quarters of the year.  And, despite

quarterly fluctuations, Compaq will remain focused on its

long-standing gross margin model of 23 percent."



Forward Looking Statements

     The statements about estimated results contained in

this release are preliminary and based on partial

information and management assumptions.  The company will

announce its actual results for the first quarter 1996 on or about April 24, 1996.  Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and

uncertainties.  Potential risks and uncertainties include

market responses to pricing actions and promotional

programs, continued competitive factors and pricing

pressures, changes in product mix, the timely development

and acceptance of new products, and inventory risks due to

shifts in market demand.  Further information on the factors that could affect the company's financial results are

included in the company's SEC filings, including the

Form 10-K for the year


Compaq Updates Outlook                             3-3-3


ended December 31, 1995, which will be filed shortly, and

the Form 10-Q for the quarter ended September 30, 1995.



Company Background

     Compaq Computer Corporation is the world's largest

supplier of personal computers, offering desktop PCs,

portable PCs, servers and options.  The company reported

1995 worldwide sales of $14.8 billion.  Compaq products are

sold and supported

in more than 100 countries through Compaq marketing partners and sold directly to customers through Compaq Direct Plus at

1-800-888-5858.  Compaq provides 24-hour

customer support and can be reached through the Compaq

forums on America Online, CompuServe, Internet

(http://www.compaq.com), and Prodigy, or by calling 1-800-OK-

COMPAQ.  Product information and reseller locations can be

obtained by calling 1-800-345-1518.

                    #         #         #


Compaq, Registered U.S. Patent and Trademark Office.
Product names mentioned herein may be trademarks and/or registered trademarks of their respective companies.


For further editorial information, contact:
Compaq Computer Corporation
Bob Beach, Yvonne Donaldson 713-514-1560

Miller/Shandwick Technologies
Donna Ruane                 617-536-0470